UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2024

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive offices)

(866) 913-2122

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Tenth Supplemental Indenture

On February 15, 2024, Boardwalk Pipelines, LP (“Boardwalk Pipelines”), a wholly owned subsidiary of Boardwalk Pipeline Partners, LP, a Delaware limited partnership (the “Company”), completed its offering of $600.0 million in aggregate principal amount of 5.625% senior unsecured notes due 2034 (the “Notes”) which are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The Notes were issued pursuant to an indenture, dated as of August 21, 2009 (the “Original Indenture”), between Boardwalk Pipelines, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, as trustee (the “Trustee”), as amended by the Third Supplemental Indenture, dated April 18, 2013 (the “Third Supplemental Indenture” and, together with the Original Indenture, the “Base Indenture”), and supplemented by the Tenth Supplemental Indenture, dated February 15, 2024 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). A copy of the Tenth Supplemental Indenture is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

Interest on the Notes will be payable in arrears on February 1 and August 1 of each year they are outstanding, beginning on August 1, 2024. Boardwalk Pipelines may redeem the Notes, in whole or in part, at any time and from time to time prior to May 1, 2034 at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed or the “make whole” redemption price, plus accrued and unpaid interest, if any, to the date of redemption. Boardwalk Pipelines may redeem the Notes, in whole or in part, at any time and from time to time on or after May 1, 2034 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

The Indenture contains covenants that will limit the ability of Boardwalk Pipelines, and its subsidiaries to, among other things, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. The Indenture does not restrict Boardwalk Pipelines or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming their equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require Boardwalk Pipelines to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events involving Boardwalk Pipelines. Events of default under the Indenture include (i) a default in the payment of principal of the Notes or, following a period of 30 days, of interest, (ii) a breach of Boardwalk Pipelines’ covenants or warranties under the Indenture or the Company’s under its guarantee and (iii) certain events of bankruptcy, insolvency or liquidation involving Boardwalk Pipelines, the Company or any Guarantor (as defined in the Indenture).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this report regarding the Notes and the Tenth Supplemental Indenture is incorporated by reference into this Item 2.03. The description set forth above in Item 1.01 is qualified in its entirety by the Original Indenture, the Third Supplemental Indenture and the Tenth Supplemental Indenture (including the form of Note attached thereto). A copy of the Original Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 21, 2009 and is incorporated herein by reference. A copy of the Third Supplemental Indenture was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 23, 2013 and is incorporated herein by reference. A copy of the Tenth Supplemental Indenture (including the form of Note attached thereto) is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Tenth Supplemental Indenture, dated February 15, 2024, by and among Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP, its general partner

	By:	BOARDWALK GP, LLC, its general partner

		By:	/s/ Steven Barkauskas
Steven Barkauskas
Senior Vice President – Chief Financial Officer

Dated: February 16, 2024